Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Second Quarter 2012 Financial Results

•                  Total revenue of $36.3 million, up 39% year-over-year

•                  GAAP operating income of $0.5 million; non-GAAP operating income of $4.4 million, up 52% year-over-year

•                  GAAP net income of $0.3 million; non-GAAP net income of $4.2 million

•                  Adjusted EBITDA of $4.7 million, up 52% year-over-year

•                  Increases revenue and profitability guidance — including and excluding the expected impact from the Symphony Teleca’s TEM Business acquisition

Orange, Conn., August 8, 2012 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of communications lifecycle management (CLM) software and related services, today announced financial results for its second quarter ended June 30, 2012.

“We are pleased with the company’s second quarter performance, which led to revenue and profitability that were above the high-end of our guidance,” stated Albert Subbloie, president and CEO of Tangoe. “Tangoe continues to expand its market share leadership position through the combination of organic growth, driven by new account wins, expansion with existing customers and traction with our strategic alliance partners, as well as strategic acquisitions that further accelerate our growth and momentum.”

Subbloie added, “We are very excited about our acquisition of Symphony Teleca’s TEM Business, which was among the largest independent providers of telecom expense management solutions behind Tangoe.  In addition to increasing our customer base, spend under management and overall scale, we expect that the acquisition of Symphony will further accelerate the expansion of our global presence and bolster our relationships with key alliance partners.”

Second Quarter 2012 Financial Highlights

•                  Revenue: Total revenue for the second quarter was $36.3 million, an increase of 39% on a year-over-year basis. Recurring technology and services revenue was $32.1 million, an increase of 36% on a year-over-year basis. Strategic consulting, software licenses and other services revenue contributed the remaining $4.2 million of total revenue for the second quarter of 2012.

•                  Operating Income: GAAP operating income for the second quarter was $0.5 million, compared to operating income of $1.0 million for the second quarter of 2011.  Non-GAAP operating income for the second quarter was $4.4 million, representing an increase of 52% compared to $2.9 million for the second quarter of 2011.

•                  Net Income (Loss): GAAP net income for the second quarter was $0.3 million, compared to a $1.4 million net loss for the same period last year. GAAP diluted income per share for the second quarter was $0.01, based on 41.1 million weighted-average diluted shares outstanding, compared to a loss per share of $0.48, after deducting dividends and accretion related to our preferred stock and based on 4.9 million weighted-average shares outstanding, for the same period last year.

Non-GAAP net income for the second quarter was $4.2 million, up 110% compared to $2.0 million for the second quarter of 2011. Non-GAAP diluted net income per share for the second quarter was $0.10 based on 41.1 million weighted-average diluted shares outstanding compared to $0.07 per share based on 29.9 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter was $4.7 million, an increase of 52% compared to $3.1 million for the second quarter of 2011. Adjusted EBITDA margin was 13.0% for the second quarter of 2012, an increase compared to an 12.0% margin for the same period last year.

•                  Cash and Cash Flow: As of June 30, 2012, Tangoe had cash and cash equivalents of $78.4 million, an increase of $40.5 million from the end of the prior quarter due primarily to proceeds generated from the company’s follow-on offering.

The company generated $4.0 million in net cash from operations for the second quarter of 2012, compared to $2.4 million during the second quarter of 2011.  The company generated $3.7 million in unlevered free cash flow for the quarter, an increase of 42% compared to $2.6 million during the second quarter of 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of August 8, 2012, Tangoe is providing guidance for its third quarter and raising its full year 2012 guidance both including and excluding the expected positive financial impact from the acquisition of Symphony Teleca’s TEM Business:

•                  Third Quarter 2012 Guidance: Total revenue is expected to be in the range of $39.2 million to $39.7 million. Adjusted EBITDA is expected to be in the range of $5.6 million to $5.8 million.  Non-GAAP net income per share is expected to be approximately $0.12 based on approximately 41.4 million weighted-average diluted shares outstanding.

Third quarter 2012 guidance includes the approximate contribution of $2.7 million to total revenue, $500,000 to adjusted EBITDA and $0.01 of accretion to non-GAAP net income per share from the acquisition of Symphony Teleca’s TEM Business.

•                  Full Year 2012 Guidance: Total revenue is expected to be in the range of $151.0 million to $152.5 million.  Adjusted EBITDA is expected to be in the range of $22.0 million to $22.4 million.  Non-GAAP net income per share is expected to be in the range of $0.45 to $0.46 based on approximately 40.5 million weighted-average diluted shares outstanding.

Full year 2012 guidance includes the approximate contribution of $7.5 million to total revenue, $1.5 million to adjusted EBITDA and $0.03 of accretion to non-GAAP net income per share from the acquisition of Symphony Teleca’s TEM Business.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the second quarter of 2012 and business outlook. To access this call, dial 800.967.7143 (United States), or 719.325.2456 (international), with conference ID # 7378496. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through August 22, 2012, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is 7378496.

About Tangoe

Tangoe is a leading global provider of communications lifecycle management (CLM) software and services to a wide range of global enterprises, including large and medium-sized businesses and other organizations. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, mobile device management, invoice processing, expense allocation and accounting and asset decommissioning and disposal. Tangoe’s communications management platform is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, amortization of marketing agreement intangible assets, stock-based compensation expense and decrease (increase) in fair value of warrants for redeemable convertible preferred stock; less amortization of leasehold interest and interest income.  Non-GAAP operating income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, and amortization of deferred financing costs.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets, amortization of debt discount, amortization of deferred financing costs and decrease (increase) in fair value of warrants for redeemable convertible preferred stock.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments and IPO related expense payments less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance, including the revenue and financial performance we expect to achieve as a result of the Symphony acquisition.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on May 15, 2012. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, INC.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012

Revenue:
Recurring technology and services	$23,510	$32,075	$43,437	$62,831
Strategic consulting, software licenses and other	2,537	4,182	4,951	7,573
Total revenue	26,047	36,257	48,388	70,404

Cost of revenue:
Recurring technology and services	11,408	14,797	20,465	29,113
Strategic consulting, software licenses and other	1,245	1,789	2,517	3,247
Total cost of revenue	12,653	16,586	22,982	32,360

Gross profit	13,394	19,671	25,406	38,044

Operating expenses:
Sales and marketing	3,963	5,913	7,661	11,457
General and administrative	4,436	7,046	8,172	13,747
Research and development	2,833	4,174	5,695	7,863
Depreciation and amortization	1,123	1,996	2,131	3,871
Income from operations	1,039	542	1,747	1,106

Other income (expense), net:
Interest expense	(777)	(192)	(1,436)	(427)
Interest income	3	21	7	38
Increase in fair value of warrants for redeemable convertible preferred stock	(1,475)	—	(2,015)
(Loss) income before income tax provision	(1,210)	371	(1,697)	717
Income tax provision	180	33	306	187
Net (loss) income	(1,390)	338	(2,003)	530
Preferred dividends	(929)	—	(1,858)	—
Accretion of redeemable convertible preferred stock	(16)	—	(32)	—
(Loss) income applicable to common stockholders	$(2,335)	$338	$(3,893)	$530

(Loss) income per common share:
Basic	$(0.48)	$0.01	$(0.82)	$0.01
Diluted	$(0.48)	$0.01	$(0.82)	$0.01

Weighted average number of common share:
Basic	4,853	36,987	4,763	35,406
Diluted	4,853	41,124	4,763	39,384

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,	June 30,
	2011	2012
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,407	$78,442
Accounts receivable	25,311	26,689
Prepaid expenses and other current assets	2,503	2,815
Total current assets	71,221	107,946
COMPUTERS, FURNITURE AND EQUIPMENT-NET	3,334	3,337

OTHER ASSETS:
Intangible assets-net	28,800	34,156
Goodwill	36,266	44,638
Security deposits and other non-current assets	1,241	1,271
TOTAL ASSETS	$140,862	$191,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,605	$7,627
Accrued expenses	7,061	7,737
Deferred revenue-current portion	9,051	9,470
Notes payable-current portion	7,904	17,310
Other current liabilities	1,079	624
Total current liabilities	31,700	42,768

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	1,659	3,399
Deferred revenue-less current portion	2,624	1,889
Notes payable-less current portion	8,290	325
Total liabilities	44,273	48,381

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Stock	3	4
Additional paid-in capital	142,905	188,906
Warrants for common stock	10,610	10,610
Less: notes receivable for purchase of common stock	(93)	—
Accumulated deficit	(56,795)	(56,265)
Other comprehensive loss	(41)	(288)
Total stockholders’ equity	96,589	142,967
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,862	$191,348

TANGOE, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended
	June 30,
	2011	2012

Operating activities:
Net (loss) income	$(2,003)	$530
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of debt discount	375	358
Amortization of leasehold interest	—	(49)
Depreciation and amortization	2,131	3,871
(Decrease) increase in deferred rent liability	(145)	48
Amortization of marketing agreement intangible assets	49	73
Allowance for doubtful accounts	23	—
Deferred income taxes	129	14
Stock based compensation expense	1,767	3,784
Foreign exchange gain	—	(40)
Increase in fair value of warrants for redeemable convertible preferred stock	2,015	—

Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,432)	25
Prepaid expenses and other assets	168	550
Other assets	(390)	(1)
Accounts payable	1,595	105
Accrued expenses	76	(938)
Deferred revenue	220	(788)
Net cash provided by operating activities	3,578	7,542
Investing activities:
Purchases of computers, furniture and equipment	(351)	(750)
Cash paid in connection with acquisitions, net of cash received	(8,166)	(9,202)
Net cash used in investing activities	(8,517)	(9,952)
Financing activities:
Repayment of debt	(12,072)	(2,751)
Borrowings of debt	20,000	—
Proceeds from repayment of notes receivable	—	93
Deferred financing costs	(170)	—
Proceeds from follow on offering, net of issuance costs	—	37,751
Proceeds from exercise of options	249	2,435
Proceeds from exercise of stock warrants	—	27

Net cash provided by financing activities	8,007	37,555

Effect of exchange rate on cash	—	(110)

Net increase in cash and cash equivalents	3,068	35,035
Cash and cash equivalents, beginning of period	5,913	43,407
Cash and cash equivalents, end of period	$8,981	$78,442

TANGOE, INC.

Calculation of Non-GAAP Operating Income (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011		2012		2011		2012
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$1,039	4.0%	$542	1.5%	$1,747	3.6%	$1,106	1.6%

Add:
Stock based compensation expense	932	3.6%	2,160	6.0%	1,767	3.7%	3,784	5.4%
Amortization of intangibles	757	2.9%	1,511	4.2%	1,402	2.9%	2,889	4.1%
Amortization of debt discount	195	0.7%	167	0.5%	375	0.8%	358	0.5%
Amortization of deferred financing costs	10	0.0%	—	0.0%	74	0.2%	—	0.0%
Non-GAAP income from operations	$2,933	11.3%	$4,380	12.1%	$5,365	11.1%	$8,137	11.6%

TANGOE, INC.

Reconciliation of Net (loss) income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2011		2012		2011		2012
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Net (loss) income	$(1,390)	-5.3%	$338	0.9%	$(2,003)	-4.1%	$530	0.8%
Interest expense	777	3.0%	192	0.5%	1,436	3.0%	427	0.6%
Interest income	(3)	0.0%	(21)	-0.1%	(7)	0.0%	(38)	-0.1%
Income tax provision	180	0.7%	33	0.1%	306	0.6%	187	0.3%
Depreciation and amortization	1,123	4.3%	1,996	5.5%	2,131	4.4%	3,871	5.5%
Amortization of marketing agreement intangible assets	19	0.1%	41	0.1%	49	0.1%	73	0.1%
Amortization of leasehold interest	—	0.0%	(25)	-0.1%	—	0.0%	(49)	-0.1%
Stock based compensation expense	932	3.6%	2,160	6.0%	1,767	3.7%	3,784	5.4%
Increase in fair value of warrants for redeemable convertible preferred stock	1,475	5.7%	—	0.0%	2,015	4.2%	—	0.0%
Adjusted EBITDA	$3,113	12.0%	$4,714	13.0%	$5,694	11.8%	$8,785	12.5%

TANGOE, INC.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Net (loss) income	$(1,390)	$338	$(2,003)	$530

Add:
Stock based compensation expense	932	2,160	1,767	3,784
Amortization of intangibles	757	1,511	1,402	2,889
Amortization of debt discount	195	167	375	358
Amortization of deferred financing costs	10	—	74	—
Increase in fair value of warrants for redeemable convertible preferred stock	1,475	—	2,015	—
Non-GAAP net income	$1,979	$4,176	$3,630	$7,561

Non-GAAP net income per share: diluted	$0.07	$0.10	$0.12	$0.19

Fully diluted weighted average shares outstanding	29,867	41,124	29,163	39,384

TANGOE, INC.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Cost of revenue	$172	$335	$321	$585
Sales and marketing	209	503	382	869
General and administrative	509	1,169	981	2,084
Research and development	42	153	83	246
Total	$932	$2,160	$1,767	$3,784

TANGOE, INC.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2012	2011	2012
Net cash provided by operating activities	$2,449	$4,013	$3,578	$7,542

Add:
Interest payments, net	574	36	973	72
IPO Expense payments	61	—	466	—

Subtract:
Capital Expenditures	459	324	842	750
Unlevered Free Cash Flow	$2,625	$3,725	$4,175	$6,864

Investor Contact:

Seth Potter

ICR

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com